UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2017

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Hotel Acquisitions

On March 24, 2017, Condor Hospitality Limited Partnership (“CHLP”), the operating partnership of Condor Hospitality Trust, Inc. (the “Company”), completed the acquisition of three hotels pursuant to separate purchase agreements dated January 23, 2017 with the following entities:

•	VHRMR Tall, LLC, for the Home2 Suites Tallahassee State Capital, with 132 rooms, located in Tallahassee, FL, for $21.50 million;

•	EASTVHR HS Round Rock, LLC, for the Home2 Suites Austin/Round Rock, with 91 rooms, located in Round Rock, TX, for $16.75 million; and

•	CVH Lexington, LLC, for the Home2 Suites Lexington University/Medical Center, with 130 rooms, located in Lexington, KY, for $16.50 million.

The aggregate purchase price for the hotels was $54.75 million which was paid with a combination of cash, debt financing (as discussed below) and CHLP limited partnership units (as discussed below). The closing of the transactions was subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreements. CHLP is also party to a purchase agreement dated January 23, 2017 with CVH Southaven, LLC, for the acquisition of the Home2 Suites Memphis/Southaven, with 105 rooms, located in Southaven, MS, for $19.00 million. The closing of the acquisition of the Southaven hotel is subject to the assumption of approximately $9.1 million of debt and is expected to occur in the second quarter of 2017.

The hotel acquisitions were completed by the following subsidiaries 100% owned by CHLP: CDOR TLH Magnolia, LLC (“CTM”) (Tallahassee hotel); CDOR AUS Louis, LLC (“CAL”) (Austin hotel); and CDOR LEX Lowry, LLC (“CLL”) (Lexington hotel). In connection with the closing of the acquisitions, the hotels were leased to the following subsidiaries 100% owned TRS Leasing, Inc., the taxable REIT subsidiary of the Company: TRS TLH Magnolia, LLC (“TTM”) (Tallahassee hotel); TRS AUS Louis, LLC (“TAL”) (Austin hotel); and TRS LEX Lowry, LLC (“TLL”) (Lexington hotel).

The purchase agreements for the Tallahassee hotel, Austin hotel and Lexington hotel are qualified in their entirety by the form of such agreements filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Management Agreements

Hotel Management. On March 24, 2017, TTM, TAL and TLL (each a “TRS Lessee”) entered into separate hotel management agreements with Vista Host Inc. (“Vista”), an eligible independent operator, to manage the Tallahassee hotel, the Austin hotel and the Lexington hotel. Vista managed the hotels prior to the acquisitions and is an affiliate of the sellers of the hotels.

Under each of the hotel management agreements, Vista operates and manages the respective hotels. Vista provides all property management, financial accounting, reporting, marketing and other operational services for each hotel, and employees for operating the hotels. Vista must generally maintain each hotel in good operating condition. Vista must operate each hotel in accordance with the national franchise agreements that cover the hotels, which includes using franchisor sales and reservation systems.

The management agreements generally require TRS Lessee to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotels. TRS Lessee is responsible for obtaining and maintaining insurance policies with respect to the hotels.

Management Fee. Vista will receive a monthly management fee with respect to each hotel equal to 3% of the gross hotel income. Incentive fees may be earned by Vista for performance above budgeted expectations for a hotel up to a maximum payout of 2% of gross hotel income in 2017 and 2018 as follows:

•	1% of the gross hotel income if the hotel achieves an investment return of 8.5 to 8.99% for 2017, and an additional 1% of gross hotel income if the hotel achieves an investment return of 9.0% or higher for that year; and

•	1% of the gross hotel income if the hotel achieves an investment return of 9.0% to 9.49% for 2018, and an additional 1% of gross hotel income if the hotel achieves an investment return of 9.5% or higher for that year.

For 2019 and until termination of the applicable management agreement, incentive fees with respect to a hotel may be earned by Vista as follows, up to a maximum payout of 2% of gross hotel income:

•	0.5% of gross hotel income if the hotel achieves budgeted hotel net operating income (“NOI”);

•	25% of any NOI in excess of budgeted NOI for the hotel; and

•	if the hotel achieves its budgeted NOI, 25% of any gross hotel income for the hotel in excess of budgeted gross hotel income for the hotel.

NOI is equal to gross hotel income less operating expenses (exclusive of management fees, certain insurance premiums and employee bonuses, and personal and real property taxes).

Term and Termination. Each of the management agreements expire on March 24, 2020 and will renew for two additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term.

TRS Lessee may terminate a management agreement, subject to cure rights, due to certain inspection failures or if performance metrics tied to a hotel are not met. TRS Lessee may also terminate a management agreement without reason on 60 days’ notice. Upon any such termination without reason by TRS Lessee, TRS Lessee must pay Vista a termination fee equal to the lesser of: (a) 50% of the monthly management fee paid during the trailing 12 months (including any such fees paid prior to the commencement of a management agreement); or (b) 50% of the average monthly management fee paid during the trailing 12 months multiplied by the number of months remaining in the initial term or renewal term. Each management agreement terminates upon a sale of the hotel, subject to certain notice requirements.

The management agreements for the Tallahassee hotel, Austin hotel and Lexington hotel are qualified in their entirety by the form of such agreements filed with this report as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Debt Financing

On March 24, 2017, CHLP borrowed $54.75 million under the Credit Agreement dated as of March 1, 2017 by and among CHLP, as Borrower, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Agent (the “Credit Agreement”). The borrowings under the Credit Agreement were used to pay a portion of the aggregate purchase price for the Tallahassee hotel, Austin hotel and Lexington hotel and to pay a portion of the reserves and costs related to the acquisitions and financing.

In connection with the acquisition of the Tallahassee hotel, Austin hotel and Lexington hotel, the subsidiary owners and lessees of the hotels were added as guarantors under the Credit Agreement and the hotel properties (together with the tangible and intangible personal property used in connection with such hotel properties) were added to the collateral pool securing indebtedness under the Credit Agreement.

The terms and conditions of the Credit Agreement are described in the Company’s Current Report on Form 8-K dated March 1, 2017 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated herein by reference.

Pursuant to the purchase agreements for the Tallahassee hotel, Austin hotel and Lexington hotel, as partial consideration for the purchase price of the hotels, CHLP issued to the sellers limited partnership units with an aggregate value of $148,474. On March 24, 2017, 233,224 limited partnership units were issued to VHRMR Tall, LLC, 181,696 limited partnership units were issued to EASTVHR HS Round Rock, LLC and 178,976 limited partnership units were issued to CVH Lexington, LLC.

The CHLP limited partnership units were issued to the sellers of the hotels in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuance of securities was not made in a public offering.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements for the hotels acquired from VHRMR Tall, LLC, EASTVHR HS Round Rock, LLC and CVH Lexington, LLC will be filed on a Form 8-K/A no later than June 9, 2017.

(b)	Pro Forma Financial Information.

Pro forma financial information on the hotels acquired from VHRMR Tall, LLC, EASTVHR HS Round Rock, LLC and CVH Lexington, LLC will be filed on a Form 8-K/A no later than June 9, 2017.

(d)	Exhibits.

10.1	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and VHRMR Tall, LLC (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.2	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and EASTVHR HS Round Rock, LLC (incorporated by reference to Exhibit 10.2 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.3	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and CVH Lexington, LLC (incorporated by reference to Exhibit 10.3 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.4	Hotel Management Agreement dated as of March 24, 2017 between TRS TLH Magnolia, LLC and Vista Host Inc.

10.5	Hotel Management Agreement dated as of March 24, 2017 between TRS AUS Louis, LLC and Vista Host Inc.

10.6	Hotel Management Agreement dated as of March 24, 2017 between TRS LEX Lowry, LLC and Vista Host Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 29, 2017	By:	/s/ Jonathan J. Gantt
		Name:	Jonathan J. Gantt
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and VHRMR Tall, LLC (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.2	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and EASTVHR HS Round Rock, LLC (incorporated by reference to Exhibit 10.2 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.3	Purchase and Sale Agreement dated as of January 23, 2017 between Condor Hospitality Limited Partnership and CVH Lexington, LLC (incorporated by reference to Exhibit 10.3 filed with the Company’s Form 8-K dated January 23, 2017 (001-34087)).

10.4	Hotel Management Agreement dated as of March 24, 2017 between TRS TLH Magnolia, LLC and Vista Host Inc.

10.5	Hotel Management Agreement dated as of March 24, 2017 between TRS AUS Louis, LLC and Vista Host Inc.

10.6	Hotel Management Agreement dated as of March 24, 2017 between TRS LEX Lowry, LLC and Vista Host Inc.